UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  November 29, 2012

Vail Resorts, Inc.
(Exact name of registrant as specified in its Charter)

Delaware	001-09614	51-0291762
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

390 Interlocken Crescent Broomfield, Colorado	80021
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (303) 404-1800

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.07.  Submission of Matters to a Vote of Security Holders.

On November 29, 2012, the Company held its 2012 Annual Meeting of Stockholders. At the Annual Meeting, stockholders considered:  (1) the election of the six director nominees named in the proxy statement; (2) the ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending July 31, 2013; and (3) an advisory resolution to approve the compensation of the Company's named executive officers. The Company's stockholders voted as follows on these matters:

1.               The Company's stockholders elected the six director nominees named in the proxy statement with the following votes:

NOMINEE	FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
Roland A. Hernandez	30,647,412	2,907,678	2,463	873,734
Robert A. Katz	33,089,773	465,463	2,317	873,734
Richard D. Kincaid	33,525,719	29,351	2,483	873,734
John T. Redmond	33,525,994	29,096	2,463	873,734
Hilary A. Schneider	33,526,149	28,961	2,443	873,734
John F. Sorte	33,327,546	227,524	2,483	873,734

2.               The Company's stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending July 31, 2013 with the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
34,135,558	291,000	4,729	—

3.               The Company's stockholders approved the advisory resolution to approve the compensation of the Company's named executive officers with the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
33,476,476	74,947	6,130	873,734

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vail Resorts, Inc.

Date: December 4, 2012	By:	/s/ Fiona E. Arnold
Fiona E. Arnold
Executive Vice President & General Counsel

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